Independent Auditors' Consent

The Board of Trustees

First Variable Rate Fund for Government Income:

We consent to the use of our report dated February 18, 2004, incorporated herein by reference, with respect to the financial statements of the Calvert First Government Money Market Fund, the sole series of First Variable Rate Fund for Government Income, as of December 31, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Custodians" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 26, 2004